UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

BE ACTIVE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-174435	68-0678429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Northern Boulevard
Great Neck, NY 11021
(Address of Principal Executive Offices)

(212) 736-2310
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

a) On December 17, 2014, the Board of Directors of Be Active Holdings, Inc. (“Be Active” or the “Company”) and the management of the Company concluded that (i) the consolidated financial statements in the quarterly reports on Form 10-Q for the periods ended March 31, 2013, June 30, 2013 and September 30, 2013 (ii) the consolidated financial statements for the annual report on Form 10-K for the year ended December 31, 2013 and (iii) the consolidated financial statements in the quarterly reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014 should no longer be relied upon. Be Active, in consultation with the Securities and Exchange Commission, is in the process of determining which financial statements will be restated.  After discussing the Company’s consolidated financial statements with the independent registered public accounting firm, Cornick, Garber & Sandler, LLP, the Company concluded that it did not properly record the valuation of the warrants issued in the January 2013 and April 2013 offerings as a derivative liability.  As a result, Be Active will restate the consolidated financial statements to record the warrants as a derivative liability.

The Board of Directors has discussed this matter with Cornick, Garber & Sandler, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2014

BE ACTIVE HOLDINGS, INC.

By:	/s/ Saverio Pugliese
Name: Saverio Pugliese
Title: President